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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-82391 and 333-55846 of Boeing Capital Corporation on Form S-3 of our report dated February 15, 2001 (March 8, 2001 as to Note 8) appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 19, 2001

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